EXHIBIT 99.1







                FFE TRANSPORTATION SERVICES, INC.
                  EMPLOYEE STOCK OWNERSHIP PLAN

        STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                   December 31, 2000 and 1999



                                           2000                  1999
                                           ----                  ----
Money market fund                      $     -              $   196,707
Frozen Food Express Industries, Inc.
     Common Stock                            -                9,262,056
Receivables                                  -                      976
                                        ---------             ---------
     Total assets                            -                9,459,739

Less:
Benefits payable                             -                2,751,107
Trustee payable                              -                   18,402
Due to related trust                         -                   30,107
                                        ---------             ---------
     Net assets available for plan
        benefits                       $     -               $6,660,123
                                        =========             =========


See accompanying notes and report of independent public accountants.


























                     FFE TRANSPORTATION SERVICES, INC.
                      EMPLOYEE STOCK OWNERSHIP PLAN

        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
               Years Ended December 31, 2000, 1999 and 1998


                                   2000             1999             1998
                                   ----             ----             ----
Investment income:
     Dividend income          $      -          $  221,602      $  303,550
     Interest income               1,937             8,864           9,957
     Other income                  8,323               -               -
                               ---------         ---------        --------
                                  10,260           230,466         313,507

Net unrealized depreciation
     in market value of
     investments              (3,968,873)      (10,204,161)     (3,439,863)
Realized (loss) gain on
     sale of stock               (30,173)            6,194          19,350
Professional fees                    -             (18,402)            -
Assets transferred to
     Frozen Food Express
     Industries, Inc. 401(k)
     Savings Plan - Note 1    (5,063,801)              -               -
                               ---------         ---------       ---------
                              (9,052,587)       (9,985,903)     (3,107,006)

Benefits paid to participants    161,250               -               -

Increase in fair market
     value of plan
     benefits payable
     to Participants           2,231,214         1,519,699         146,618
                               ---------        ----------       ---------
Net decrease                  (6,660,123)       (8,466,204)     (2,960,388)

Net assets available for plan
     benefits at beginning
     of year                   6,660,123        15,126,327      18,086,715
                               ---------        ----------      ----------
Net assets available for plan
     benefits at end of year  $      -         $ 6,660,123     $15,126,327
                               =========        ==========      ==========


See accompanying notes and report of independent public accountants.










                         FFE TRANSPORTATION SERVICES, INC.
                           EMPLOYEE STOCK OWNERSHIP PLAN

                           NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000


1.	Merger
     ----------------
	On January 1, 2000, The FFE Transportation Services, Inc. Employee Stock Ownership Plan (the "FFE Plan") was merged into the Frozen Food Express Industries, Inc. 401(k) Savings Plan (the "Savings Plan"). The transfer of net assets was credited to separate participant accounts of the Savings
Plan as of January 1, 2000 in amounts equal to their balances as previously carried in the accounts of the FFE Plan. Upon the merger, the existence of the FFE Plan was terminated.

2.	Description of the Plan
     -----------------------
	The FFE Plan was a defined contribution plan designed to provide retirement income to employees of FFE Transportation Services, Inc. and other affiliated participating companies (the "Employer") in compliance with the Employee Retirement Income Security Act of 1974 ("ERISA"). The FFE Plan was designed to invest primarily in Common Stock of Frozen Food Express Industries, Inc. ("FFEX"), the parent corporation of the Employer. Participants should refer to the FFE Plan agreement for a more complete description of the FFE Plan's provisions.

	Contributions - Contributions by the Employer were at the discretion of its Board of Directors. No participant shall be required or permitted to make contributions.

	Eligibility - Employees became eligible for participation in the FFE Plan as of the first entry date, as defined, concurrent with or next following the employees' completion of 1,000 hours of service.

	Benefits and vesting - Participants were entitled to vested benefits upon attainment of normal or early retirement age, disability, or other termination of employment, whether voluntary or involuntary. Participants' beneficiaries are entitled to benefits if the participant was vested at the time of death. Participants' benefits from company contributions began to vest subsequent to completion of three years of credited service and vest 100% at completion of seven years of credited service, as defined by the FFE Plan.

	Participants' accounts - A separate account was maintained for each participant. If no restrictions applied, the participant's account was adjusted annually for the participant's allocable share of employer contributions, earnings on employer contributions, plan forfeitures, realized and unrealized gains and losses, and any amounts distributed to the participant or participant's beneficiary from such account.
Allocation of employer contributions and plan forfeitures were based on annual compensation. FFE Plan earnings were allocated based on participants' account balances.

	Administration - The FFE Plan was administered by a committee appointed by the Board of Directors of FFEX. Administrative expenses not paid by the Employer were paid by the FFE Plan.


	Tax status - The United States Treasury Department had advised that the FFE Plan constitutes a qualified trust under Section 401(a) of the Internal Revenue Code (the "Code") and was therefore exempt from federal income tax under provisions of Section 501(a) of the Code. Employer contributions and FFE Plan earnings were not includable in the participant's taxable income until such amounts were distributed to the participant or to the participant's beneficiary.

3.	Summary of significant accounting policies
     ------------------------------------------
	Basis of accounting - The financial statements of the FFE Plan were under the accrual method of accounting.

	Accounting estimates - The preparation of financial statements in conformity with generally accepted accounting principles required the FFE Plan Committee to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual outcomes may vary from these estimates.

	Valuation of investments - Investment in FFEX Common Stock, consisting of 2,390,208 shares at December 31, 1999, and is valued at the quoted market price on the last day of the year.

4.	Net unrealized appreciation in market value of investments
     ----------------------------------------------------------
	The 2000, 1999 and 1998 net unrealized depreciation in market value of investments was as follows:

                                      For the Year Ended December 31,
                                           ----------------------

                                     2000           1999          1998
                                     ----           ----          ----
Investment at market             $     -        $ 9,262,056    $19,731,828

Investment at cost                     -         (5,293,183)    (5,558,794)
                                  ----------     ----------     ----------
Unrealized depreciation at
    end of year                        -          3,968,873     14,173,034

Unrealized depreciation at
    beginning of year             (3,968,873)   (14,173,034)   (17,612,897)
                                  ----------     ----------     ----------
Net unrealized depreciation
    in market value of
    investments during the year  $(3,968,873)  $(10,204,161)   $(3,439,863)
                                  ==========     ==========     ==========

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ----------------------------------------

     The Administrative Committee of the FFE Transportation Services, Inc.
                         Employee Stock Ownership Plan:


We have audited the accompanying statements of net assets available for plan benefits of the FFE Transportation Services, Inc. Employee Stock Ownership Plan (the "Plan") as of December 31, 2000 and 1999, and the related statements of changes in net assets available for plan benefits for each of the three years in period ended December 31, 2000. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the FFE Transportation Services, Inc. Employee Stock Ownership Plan, as of December 31, 2000 and 1999, and the changes in net assets available for plan benefits for each of the three years ended in December 31, 2000 in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules on the following pages are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules on the following pages have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the foregoing basic financial statements taken as a whole.



/s/ Waters, Wright & Associates, RLLP
-------------------------------------
June 27, 2001

                            ADDITIONAL INFORMATION







                       FFE TRANSPORTATION SERVICES, INC.
                        EMPLOYEE STOCK OWNERSHIP PLAN

       ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             December 31, 2000


    (a)                      (b)                   (c)            (d)
Identity of Issue   Description of Investment      Cost       Current Value
-----------------   -------------------------      ----       -------------
     None                    N/A                    N/A            N/A











                       FFE TRANSPORTATION SERVICES, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN
               ITEM 27a - SCHEDULE OF ASSETS ACQUIRED AND SOLD
                              December 31, 2000


      (a)                    (b)                     (c)          (d)
Identity of Issue   Description of Investment        Cost       Proceeds
----------------    -------------------------        ----       --------
     None            14,517 shares of Frozen
                     Food Express Industries, Inc.
                     Common Stock*                 $100,778     $70,605


* These are total shares sold within the plan year, not necessarily just the shares acquired and disposed within the plan year.

All other investment assets that were both acquired and disposed of during the plan year were interests issued by money market funds. Therefore, these transactions are excluded from this schedule in accordance with the specific instructions for Form 5500.








                       FFE TRANSPORTATION SERVICES, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN
              ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTION
                  Years Ended December 31, 2000 and 1999



                                              Purchases
                                               ---------
Identity of                               Shares/              Market
Party Involved         Description         Units     Cost      Value
---------------        -----------        -------    ----      ------
2000
----
     None                 N/A               N/A       N/A        N/A


1999
----
     None                 N/A               N/A       N/A        N/A